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                                                                     EXHIBIT 4.6

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of ________ __, 1999, by and between SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company"), the Guarantors and IBJ WHITEHALL BANK & TRUST COMPANY, a banking organization organized under the laws of New York, as trustee (the "Trustee").

                                   WITNESSETH:

                  WHEREAS, in accordance with Section 8.02 of the Indenture, relating to the 12 1/2% Senior Notes due 2002, (the "Notes") of the Company, dated as of June 29, 1994, by and between the Company, the Guarantors and the Trustee (the "Indenture"), the Trustee, the Guarantors, the Company and the Holders of more than a majority in principal amount of the Notes outstanding as of the date hereof desire to amend certain terms of the Indenture as described below (the "Proposed Amendments"); and

                  WHEREAS, the Company intends to consummate a series of reorganization transactions (collectively, the "Reorganization") designed to simplify its corporate and capital structure, which include among other transactions: (i) the redesignation of the Company's previously outstanding shares of Class A Common Stock into shares of Class B Common Stock and the fifty-to-one stock split of the Company's Class B Common Stock; (ii) an initial public offering of the Company's Class A Common Stock, par value $.0001 per share (the "IPO"), as described in the registration statement on Form S-1 originally filed on August 18, 1999 (Registration No. 333-85499), as amended, with the Securities and Exchange Commission (the "Commission"); (iii) a public offering by the Company of $235.0 million aggregate principal amount of its senior subordinated notes due 2009 (the "Debt Offering"), as described in the registration statement on Form S-1 originally filed on August 18, 1999 (Registration No. 333-85519), as amended, with the Commission; (iv) the use by the Company of the net proceeds of the IPO to redeem its 14 1/4% Senior Exchangeable Preferred Stock; and (v) a concurrent tender offer for the Company's 11% Senior Notes due 2004, Series B (the "11% Notes").

                  WHEREAS, the Company has solicited (the "Solicitation") consents from the Holders to the amendments contained in this Supplemental Indenture and the Company has received consents from Holders of more than a majority in principal amount of the Notes outstanding as of the date hereof; and

                  WHEREAS, the Board of Directors of the Company has authorized this Supplemental Indenture; and

                  WHEREAS, concurrent with the Solicitation, the Company has offered to purchase for cash any and all of the outstanding Notes from the Holders thereof upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated
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September 30, 1999, as amended from time to time (the "Offer"); and

                  WHEREAS, it is intended that this Supplemental Indenture become effective upon acceptance for purchase by the Company pursuant to the Offer of the Notes tendered into the Offer; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done:

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION 2. Deletion of Certain Definitions. The following definitions in Section 1.01 of the Indenture are hereby deleted in their entirety:

     Acquisition Indebtedness

     Asset Sale

     Asset Sale Proceeds

     Attributable Indebtedness

     Available Asset Sale Proceeds

     Change of Control Offer

     Change of Control Payment Date

     Change of Control Purchase Price

     Consolidated Interest Expense

     Consolidated Net Income

     Corporate Trust Office

     EBITDA


     Excess Proceeds Offer


     Investments

     Lien

     Net Income

     Offer Period

     Offering Memorandum

     Permitted Investments

     Permitted Liens

     Property

     Purchase Date

     Reinvestment Date

     Responsible Officer

     Restricted Payment

     Sale and Leaseback Transaction

     Temporary Cash Investments

     Units




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                  SECTION 3. Waiver of Application of Covenants. Subject to
Section 8(b) hereof, the application of the covenants contained in the Indenture is hereby waived to the extent required to effect the Reorganization that is consummated substantially concurrently with the consummation of the Offer (the "Waiver").

                  SECTION 4. Deletion of Certain Covenants. The text of Sections
4.02 (SEC Reports), 4.03 (Waiver of Stay, Extension or Usury Laws), 4.04 (Compliance Certificate), 4.05 (Taxes), 4.06 (Limitation on Additional Indebtedness), 4.07 (Limitation on Preferred Stock of Restricted Subsidiaries),
4.08 (Limitation on Capital Stock of Subsidiaries), 4.09 (Limitation on Restricted Payments), 4.10 (Limitations on Certain Asset Sales), 4.11 (Limitations on Transactions with Affiliates), 4.12 (Limitation on Liens), 4.13 (Limitations on Investments), 4.14 (Limitation on Creation of Subsidiaries),
4.15 (Limitation on Sale and Lease-Back Transactions), 4.16 (Payments for Consent), 4.17 (Corporate Existence), 4.18 (Change of Control) and 4.19 (Maintenance of Office or Agency) of the Indenture is hereby deleted in its entirety and is hereby replaced in each such Section, with "[Intentionally Deleted by Amendment]."

                  SECTION 5. Deletion of Certain Restrictions with Respect to Consolidations and Mergers. The text of Section 5.01(a)(iii) (Limitations on Consolidation, Merger, and Sale of Assets) of the Indenture is hereby deleted in its entirety.

                  SECTION 6. Deletion of Certain Events of Default. The text of paragraph (3) of Section 6.01 of the Indenture is hereby deleted in its entirety and is hereby replaced with "[Intentionally Deleted by Amendment]." Any reference to the text "or any Restricted Subsidiary" in paragraphs 6.01(4), (5),
(6) and (8) is hereby deleted in its entirety.

                  SECTION 7. Deletion of Certain Cross-References. Any reference to Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 5.01(a)(iii) and 6.01(3) in the
Indenture is hereby deleted.

                  SECTION 8. Effect of Supplemental Indenture. (a) Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby, as hereby amended and supplemented; provided, however, the Proposed Amendments, except as described in (b) with respect to the Waiver, shall not become operative until the Company has notified the Trustee that it has accepted for payment at least a majority of the outstanding principal amount of the Securities pursuant to the offer to purchase for cash any and all of the Notes, (and at such time the Proposed Amendments shall automatically become operative without the requirement of any further action by or notice to the Company, the Guarantor Subsidiaries, the Trustee or any Holder of Securities).

                  (b) The Waiver shall become operative immediately upon execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee.



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However, if the Offer is terminated or withdrawn or the tendered Notes are not accepted for payment pursuant to the Offer, the Waiver will cease to be operative.

                  SECTION 9. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

                  SECTION 10. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           [Signature pages to follow]




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date first above written.

                               SPANISH BROADCASTING SYSTEM, INC.
                               a Delaware corporation


                               By:      ___________________________
                                        Name:
                                        Title:


                               SPANISH BROADCASTING SYSTEM, INC.
                               a New Jersey corporation


                               By:      ___________________________
                                        Name:
                                        Title:


                               SPANISH BROADCASTING SYSTEM OF
                               CALIFORNIA, INC.


                               By:      ___________________________
                                        Name:
                                        Title:


                               SPANISH BROADCASTING SYSTEM OF
                               FLORIDA, INC.


                               By:      ___________________________
                                        Name:
                                        Title:
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                               SPANISH BROADCASTING SYSTEM
                               NETWORK, INC.


                               By:      ___________________________
                                        Name:
                                        Title:


                               SBS PROMOTIONS, INC.


                               By:      ___________________________
                                        Name:
                                        Title:


                               ALARCON HOLDINGS, INC.


                               By:      ___________________________
                                        Name:
                                        Title:


                               SBS OF GREATER NEW YORK, INC.


                               By:      ___________________________
                                        Name:
                                        Title:


                               SPANISH BROADCASTING SYSTEM OF
                               ILLINOIS, INC.


                               By:      ___________________________
                                        Name:
                                        Title:
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                                SPANISH BROADCASTING SYSTEM OF
                                GREATER MIAMI, INC.


                                By:      ___________________________
                                         Name:
                                         Title:


                                SPANISH BROADCASTING SYSTEM OF
                                SAN ANTONIO, INC.


                                By:      ___________________________
                                         Name:
                                         Title:


                                SPANISH BROADCASTING SYSTEM OF
                                PUERTO RICO, INC. a Delaware corporation


                                By:      ___________________________
                                         Name:
                                         Title:


                                SPANISH BROADCASTING SYSTEM OF
                                PUERTO RICO, INC. a Puerto Rico corporation


                                By:      ___________________________
                                         Name:
                                         Title:


                                JUJU MEDIA, INC.


                                By:      ___________________________
                                         Name:
                                         Title:
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                                IBJ WHITEHALL BANK & TRUST COMPANY,
                                as Trustee


                                By:      ___________________________
                                         Name:
                                         Title: